UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2019

AYTU BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206
Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in the Quarterly Report on Form 10-Q filed February 7, 2019, Aytu BioScience, Inc. (the “Company”) and Armistice Capital (“Armistice”) entered into an Exchange Agreement on February 5, 2019, pursuant to which Armistice agreed, subject to receipt of stockholder approval, to exchange the Note with the Company for: (1) 3,120,064 shares of Common Stock of the Company, (2) 2,751,148 shares of Series E Convertible Preferred Stock of the Company, and (3) a Common Stock Purchase Warrant (the “Exchange Warrant”) exercisable for 4,403,409 shares of Common Stock of the Company. The Company agreed to issue the Exchange Securities in exchange for the cancellation of the Note and the satisfaction of all principal and interest owed thereunder. The transactions contemplated by the Exchange Agreement are referred to herein as the “Armistice Transaction”.

As disclosed in the Company’s Current Report on Form 8-K filed April 15, 2019, the Armistice Transaction was approved by the Company’s stockholders on April 12, 2019. Accordingly, on April 18, 2019, the Company closed the Armistice Transaction and issued the securities to Armistice.

Item 3.02 Unregistered Sales of Equity Securities.

As described above, on April 18, 2019, the Company closed the Armistice Transaction and issued to Armistice (1) 3,120,064 shares of Common Stock of the Company, (2) 2,751,148 shares of Series E Convertible Preferred Stock of the Company, and (3) a Common Stock Purchase Warrant (the “Exchange Warrant”) exercisable for 4,403,409 shares of Common Stock of the Company. The Form of Certificate of Designation of Series E Convertible Preferred Stock of the Company and the form of the Exchange Warrant were each filed as exhibits to the Company’s Quarterly Report on Form 10-Q filed February 7, 2019. A description of the Series E Convertible Preferred Stock and the Exchange Warrant is included below. In connection with the foregoing, the Company relied upon the exemption from securities registration provided by Regulation D under the Securities Act of 1933, as amended.

 Series E Convertible Preferred Stock

General. The preferences and rights of the Series E Convertible Preferred Stock (the “Series E Preferred Stock”) are as set forth in the Certificate of Designation.

Conversion. Each share of Series E Preferred Stock is initially convertible at any time at the holder’s option into one share of common stock, which conversion ratio is subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations. Notwithstanding the foregoing, the Certificate of Designation further provides that the Company shall not effect any conversion of the Series E Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder (together with its affiliates, and any persons acting as a group together with the holder or any of its affiliates) would beneficially own a number of shares of common stock in excess of 40% of the shares of the Company’s common stock then outstanding after giving effect to such exercise.

Fundamental Transaction. In the event the Company consummates a merger or consolidation with or into another person or other reorganization event in which the Company’s common stock is converted or exchanged for securities, cash or other property, or the Company sells, leases, licenses, assigns, transfers, conveys or otherwise disposes of all or substantially all of its assets or the Company or another person acquires 50% or more of the Company’s outstanding shares of common stock, then following such event, the holders of the Series E Preferred Stock will be entitled to receive upon conversion of such Series E Preferred Stock the same kind and amount of securities, cash or property which the holders would have received had they converted their Series E Preferred Stock immediately prior to such fundamental transaction. Any successor to the Company or surviving entity shall assume the obligations under the Series E Preferred Stock.

Liquidation Preference. In the event of a liquidation, the holders of Series E Preferred Stock will be entitled to participate on an as-converted-to-common-stock basis with holders of the common stock in any distribution of assets of the Company to the holders of the common stock.

Voting Rights. With certain exceptions, as described in the Certificate of Designation, the Series E Preferred Stock has no voting rights. However, as long as any shares of Series E Preferred Stock remain outstanding, the Certificate of Designation provides that the Company shall not, without the affirmative vote of holders of a majority of the then-outstanding shares of Series E Preferred Stock: (a) alter or change adversely the powers, preferences or rights given to the Series E Preferred Stock or alter or amend the Certificate of Designation, (b) amend the Company’s certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (c) increase the number of authorized shares of Series E Preferred Stock or (d) enter into any agreement with respect to any of the foregoing.

Dividends. The Certificate of Designation provides, among other things, that the Company shall not pay any dividends on shares of common stock (other than dividends in the form of common stock) unless and until such time as it pays dividends on each share of Series E Preferred Stock on an as-converted basis. Other than as set forth in the previous sentence, the Certificate of Designation provides that no other dividends shall be paid on shares of Series E Preferred Stock and that the Company shall pay no dividends (other than dividends in the form of common stock) on shares of common stock unless the Company simultaneously complies with the previous sentence.

Repurchase Restrictions. The Certificate of Designation does not provide for any restriction on the repurchase of Series E Preferred Stock by the Company while there is any arrearage in the payment of dividends on the Series E Preferred Stock. There is no sinking fund provisions applicable to the Series E Preferred Stock.

Redemption. The Company is not be obligated to redeem or repurchase any shares of Series E Preferred Stock. Shares of Series E Preferred Stock are not otherwise be entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Exchange Listing. The Series E Preferred Stock is not listed on any securities exchange or other trading system.

The foregoing summary of the Series E Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Designation, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Exchange Warrant

General. The Exchange Warrant entitles Armistice to purchase 4,403,409 shares of the Company’s common stock at an exercise price of $1.00 per share, subject to adjustment as discussed below. The Exchange Warrant expires on the five-year anniversary of issuance, or earlier upon redemption or liquidation.

Exercise. The Exchange Warrant may be exercised by providing an executed notice of exercise form followed by full payment of the exercise price or on a cashless basis, if applicable. Armistice does not have the rights or privileges of holders of common stock or any voting rights with respect to the shares of common stock represented by the Exchange Warrant until it exercises the Exchange Warrant and receives its shares of common stock. After the issuance of shares of common stock upon exercise of the Exchange Warrant, Armistice will be entitled to one vote for each share held of record on all matters to be voted on by stockholders generally.

Beneficial Ownership Limitation. Armistice is subject to a requirement that it will not have the right to exercise the Exchange Warrant, to the extent that after giving effect to such exercise, Armistice (together with its affiliates) would beneficially own in excess of 40% of the shares of common stock of the Company outstanding immediately after giving effect to such exercise.

 Anti-Dilution Protection. If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, is increased by a split-up of shares of common stock, is decreased by a combination of outstanding shares of common stock, or is reclassified by the issuance of any shares of capital stock of the Company then, on the effective date of such event, the exercise price of the Exchange Warrant will be multiplied by a fraction of which the numerator is the number of shares of common stock outstanding immediately prior to such event and the denominator is the number of shares of common stock outstanding immediately after such event, and the number of shares of common stock issuable upon exercise of the Exchange Warrant will be proportionately adjusted such that the aggregate exercise price will remain unchanged. Such adjustment will be effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and will be effective immediately after the effective date in the case of a subdivision, combination or re-classification.

In addition, if the Company, at any time while the Exchange Warrant is outstanding and unexpired, grants, issues or sells any (i) securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time common stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, common stock, or (ii) rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of common stock (the “Purchase Rights”), then Armistice will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which it could have acquired if it had held the number of shares of common stock acquirable upon complete exercise of the Exchange Warrant immediately before the date on which a record is taken or the record holders are determined for the grant, issuance or sale of such Purchase Rights.

Further, if the Company, at any time while the Exchange Warrant is outstanding and unexpired, declare or make any dividend or other distribution of assets to holders of common stock, by way of return of capital or otherwise, at any time after the issuance of the Exchange Warrant, then Armistice shall be entitled to participate in such distribution to the same extent that it would have participated therein had it held the number of shares of common stock acquirable upon complete exercise of the Exchange Warrant immediately before the date of which a record is taken or the record holders are determined for such distribution.

Fundamental Transaction. In the event of a “fundamental transaction” then, upon a subsequent exercise of the Exchange Warrant, Armistice will have the right to purchase and receive the same kind and amount of consideration receivable by the stockholders of the Company in such fundamental transaction. The Company will cause the surviving company in a fundamental transaction to assume the obligations of the Company under the Exchange Warrant. For purposes of the Exchange Warrant, a “fundamental transaction” includes, subject to certain exceptions, (i) any reclassification, reorganization or recapitalization of the common stock of the Company, (ii) any merger or consolidation of the Company with or into another corporation, (iii) any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the Company’s assets in one or more transactions, (iv) any, direct or indirect, purchase offer, tender offer or exchange offer is completed pursuant to which stockholders are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock of the Company, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination with another person whereby such other person acquires more than 50% of the outstanding shares of common stock of the Company.

Amendments. The Exchange Warrant provides that the terms of the Exchange Warrant may be amended only in a writing signed by the Company and Armistice.

The issuance of the Exchange Warrant is not expected to affect the rights of our existing security holders, other than with respect to potential dilution as a result of an increase in the number of shares of common stock outstanding if Armistice exercises the Exchange Warrant.

The foregoing summary of the Exchange Warrant does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exchange Warrant, a copy of which is filed as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is being filed herewith:

Exhibit	Description

10.1
Form of Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (Incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q filed February 7, 2019)

10.2	Form of Exchange Warrant (Incorporated by reference to Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q filed February 7, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOSCIENCE, INC.

Date:	April 19, 2019	By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer